UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On April 28, 2021, PennyMac Financial Services, Inc. (the “Company”), through three of its subsidiaries, PennyMac Loan Services, LLC (“PLS”), Private National Mortgage Acceptance Company, LLC (“PNMAC”), and PFSI ISSUER TRUST - FMSR (the “Issuer Trust”), entered into a structured finance transaction, pursuant to which PLS may finance Fannie Mae mortgage servicing rights (“MSRs”) and excess servicing spread relating to such MSRs (“ESS”) (the “FNMA MSR Facility”).

In connection with the FNMA MSR Facility, PLS pledges and/or sells to Issuer Trust participation certificates representing beneficial interests in MSRs and ESS pursuant to the terms of a master repurchase agreement, dated as of April 28, 2021, by and between PLS, Issuer Trust and PNMAC (the “PC Repurchase Agreement”). In return, Issuer Trust (a) has issued to PLS the Series 2021-MSRVF1 Note, dated April 28, 2021, known as the “PFSI ISSUER TRUST - FMSR Collateralized Notes, Series 2021-MSRVF1” (the “VFN”), and (b) may, from time to time, issue to institutional investors term notes (“Term Notes”), in each case secured on a pari passu basis by the participation certificates relating to the MSRs and ESS. The maximum principal balance of the VFN is $1,000,000,000.

The Base Indenture

Issuer Trust issued the VFN and may, from time to time, issue Term Notes pursuant to the terms of (i) a base indenture, dated April 28, 2021, by and among Issuer Trust, as issuer, PLS, as servicer and administrator, Citibank, N.A. (“Indenture Trustee”), as indenture trustee, calculation agent, paying agent and securities intermediary, and Credit Suisse First Boston Mortgage Capital LLC (“CSFB”), as administrative agent (the “Base Indenture”), and (ii) any additional indenture supplements to the Base Indenture.

The Base Indenture contains certain advance rate trigger events and early amortization events, which include any failure in (i) maintaining a Fannie Mae servicing portfolio with at least $4 billion in unpaid principal balance and a market value for the base servicing fee of at least $10 million, (ii) remaining below a specified percentage of delinquent mortgage loans within the Fannie Mae servicing portfolio, (iii) remaining below a specified percentage of unresolved claims for breaches of representations and warranties related to the underlying mortgage loans, (iv) curing any material breach of the Fannie Mae lender contract within 90 days, (v) maintaining servicing profitability (as adjusted by (x) increases (or decreases) in the fair value of MSRs; (y) gains (losses) on derivatives used to hedge MSRs; and (z) gains (losses) on other derivatives or other financial instruments) over specified quarterly periods, (vi) avoiding certain percentage declines in lender adjusted net worth over specified quarterly periods, and (vii) remediating any performance improvement plan issued by Fannie Mae within 6 months. In the event PLS breaches one or more of these covenants, the noteholders have the right, depending on the specific event, to either reduce the advance rate available to PLS under or require the early amortization of the notes issued by the Issuer Trust.

In addition, the Base Indenture contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults on any series or class of notes, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, subservicer credit or termination events, bankruptcy or insolvency proceedings and other events of default customary for financing transactions. The remedies for such events of default include the acceleration of the principal amount outstanding under the Base Indenture and the liquidation of the MSRs and ESS by the Indenture Trustee on behalf of the noteholders of any notes issued by the Issuer Trust. If an event of default has occurred and is continuing with respect to any series of notes issued by the Issuer Trust, the Indenture Trustee is responsible for exercising any such rights and powers vested in it by the Base Indenture on behalf of the noteholders. The Indenture Trustee’s rights and powers are also subject to a separate acknowledgment agreement by and among Fannie Mae, the Indenture Trustee, PLS, and PNMAC (the “Acknowledgment Agreement”). Notwithstanding anything herein to the contrary, the security interest granted pursuant to the Base Indenture and all of the rights and powers of the Indenture Trustee remain subject and subordinate to the rights and interests of Fannie Mae pursuant to the terms of the Acknowledgment Agreement and the Fannie Mae lender contract.

The PC Repurchase Agreement

Under the PC Repurchase Agreement, PLS grants to Issuer Trust a security interest in all of its right, title and interest in, to and under participation certificates representing beneficial interests in MSRs and ESS, including all of its rights and interests in any MSRs and ESS it thereafter owns or acquires. The pledge and/or sale of the participation certificates and the underlying MSRs and ESS is also subject to the Acknowledgment Agreement. All of Issuer Trust’s interest in the participation certificates and underlying MSRs and ESS remains subordinate to the rights and interests of Fannie Mae pursuant to the terms of the Acknowledgment Agreement and the Fannie Mae lender contract.

The principal amount paid by Issuer Trust for the participation certificates under the PC Repurchase Agreement is based upon a percentage of the market value of the underlying MSRs (inclusive of the ESS). Upon PLS’s repurchase of the participation certificates, PLS is required to repay Issuer Trust the principal amount relating thereto plus accrued interest (at a rate reflective of the current market and consistent with the weighted average note rate of the VFN and any outstanding Term Notes) to the date of such repurchase.

The PC Repurchase Agreement contains margin call provisions that provide the Issuer Trust with certain rights in the event of a decline in the market value of the MSRs and ESS. Under these provisions, the Issuer Trust may require PLS to (i) transfer cash to the Issuer Trust, (ii) pledge eligible securities to the Issuer Trust, or (iii) apply additional note payments to the VFN in an amount sufficient to eliminate any margin deficit resulting from such a decline.

The PC Repurchase Agreement requires PLS to make certain representations and warranties and to maintain various financial and other covenants, which include maintaining its (i) lender adjusted net worth, (ii) liquidity, and (iii) ratio of lender adjusted net worth to total assets in amounts equal to or greater than the corresponding minimum amounts required under the Fannie Mae lender contract.

In addition, the PC Repurchase Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, subservicer credit or termination events, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default include the acceleration of the principal amount outstanding under the PC Repurchase Agreement and, subject to the rights and interests of Fannie Mae pursuant to the terms of the Acknowledgment Agreement and the Fannie Mae lender contract, the liquidation of the MSRs and ESS by the Indenture Trustee on behalf of and with the written consent of the majority noteholders of any series of notes issued by the Issuer Trust.

The obligations of PLS under the PC Repurchase Agreement are guaranteed in full by PNMAC (the “PC Guaranty”).

The VFN Repurchase Agreement

On April 28, 2021, PLS also entered into a master repurchase agreement (the “VFN Repurchase Agreement”) with CSFB, as administrative agent, and Credit Suisse AG, Cayman Islands Branch (“CSCIB”), as purchaser, pursuant to which PLS sold the VFN to CSCIB with an agreement to repurchase such VFN at a later date. The VFN Repurchase Agreement has an initial term extending through March 31, 2023. The VFN Repurchase Agreement provides for a maximum purchase price of $250 million, all of which is committed.

The principal amount paid by CSCIB for the VFN is based upon a percentage of the market value of such VFN. Upon PLS’s repurchase of the VFN, PLS is required to repay CSCIB the principal amount relating thereto plus accrued interest (at a rate reflective of the current market based on a spread above LIBOR with index replacement provisions related to the transition from LIBOR) to the date of such repurchase.

Under the VFN Repurchase Agreement, in the event any such transactions are deemed to be loans and not sales and purchases, PLS granted to CSCIB a security interest in all of its right, title and interest in, to and under the VFN and all rights to reimbursement or payment of the VFN and/or amounts due in respect thereof.

The VFN Repurchase Agreement contains margin call provisions that provide CSCIB with certain rights in the event of a decline in the market value of the purchased VFN. Under these provisions, CSCIB may require PLS to transfer cash to CSCIB or transfer cash or additional eligible assets into the Issuer Trust for the benefit of CSCIB and the other noteholders with an aggregate market value in an amount sufficient to eliminate any margin deficit resulting from such a decline.

The VFN Repurchase Agreement also requires PLS to deposit funds in a reserve account for the benefit of CSCIB when the percentage of delinquent mortgage loans in the Fannie Mae servicing portfolio increases above certain thresholds.

The VFN Repurchase Agreement requires that PLS make certain representations, warranties and covenants customary for this type of transaction, including certain financial covenants for PLS and PNMAC consistent with PLS’s other credit facilities. The VFN pledged under the VFN Repurchase Agreement also serves as cross-collateral for PLS’s obligations under repurchase agreements with CSFB, CSCIB and their affiliates.

The VFN Repurchase Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default include the acceleration of the principal amount outstanding under the VFN Repurchase Agreement and the liquidation by CSCIB of the VFN.

PLS pays certain other administrative and legal costs and expenses in connection with CSFB’s structuring, management and ongoing administration of the FNMA MSR Facility. The obligations of PLS under the VFN Repurchase Agreement are guaranteed in full by PNMAC (the “VFN Guaranty”).

The foregoing descriptions of the Base Indenture, the PC Repurchase Agreement, the PC Guaranty, the VFN Repurchase Agreement and the VFN Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which have been filed with this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Base Indenture, dated as of April 28, 2021, by and among PFSI ISSUER TRUST - FMSR, as Issuer, Citibank, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, PennyMac Loan Services, LLC, as Servicer and Administrator, and Credit Suisse First Boston Mortgage Capital LLC, as Administrative Agent.
10.2	Master Repurchase Agreement, dated as of April 28, 2021, by and among PFSI ISSUER TRUST - FMSR, as Buyer, PennyMac Loan Services, LLC, as Seller, and Private National Mortgage Acceptance Company, LLC, as Guarantor.
10.3	Guaranty, dated as of April 28, 2021, made by Private National Mortgage Acceptance Company, LLC, in favor of PennyMac Loan Services, LLC.
10.4	Master Repurchase Agreement, dated as of April 28, 2021, by and among Credit Suisse First Boston Mortgage Capital LLC, as administrative agent, Credit Suisse AG, Cayman Islands Branch, as Buyer, and PennyMac Loan Services, LLC, as Seller.
10.5	Guaranty, dated as of April 28, 2021, by Private National Mortgage Acceptance Company, LLC, in favor of PennyMac Loan Services, LLC.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: May 3, 2021	/s/ Daniel S. Perotti
Daniel S. Perotti Senior Managing Director and Chief Financial Officer